Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form S-1 of Heavy Earth Resources, Inc. for the registration of 14,661,540 shares of its common stock and to the incorporation therein of our report dated April 27, 2012 with respect to the financial statements of Heavy Earth Resources, Inc., and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Irvine, California
October 12, 2012